NU HORIZONS ELECTRONICS CORP.
                    70 Maxess Road, Melville, NY 11747
                      631-396-5000, Fax: 631-396-5060


Company Contact:  Paul Durando
                  Nu Horizons Electronics Corp.
                  631-396-5000


FOR IMMEDIATE RELEASE


      NU HORIZONS REPORTS IMPROVED FINANCIAL AND OPERATING RESULTS FOR THE
                       THIRD QUARTER OF FISCAL YEAR 2004


MELVILLE, NY, January 8, 2004 --- Nu Horizons Electronics Corp. (Nasdaq/NM:
NUHC), a leading distributor of active and passive electronic components today reported financial and operating results for the third quarter and nine months ended November 30, 2003.

Net sales for the third quarter ended November 30, 2003 increased to $91.1 million from $75.8 million for the comparable period last year. Net income for the current quarter was $197,000 or $0.01 per share on 16,700,700 basic shares outstanding ($0.01 per share on 17,641,150 diluted shares), compared with a net loss of $998,000 or $0.06 per share on 16,663,817 shares outstanding in the same period last year.

For the nine months ended November 30, 2003, net sales increased to $243.8 million from $231.2 million in the comparable period last year. Net loss for the first three quarters of fiscal 2003 was $1,257,000 or $0.08 per share on 16,685,628 shares outstanding, compared to a net loss of $736,000 or $0.04 per share on 16,649,037 shares outstanding in the year-earlier period.

Arthur Nadata, president and chief executive officer of Nu Horizons, said, "Sales for the quarter were up 20% versus last year's third quarter. More importantly, we have now reported three sequential quarters of sales growth, with the current quarter experiencing a 13.8% sequential increase in sales over this year's second quarter. While we hesitate to be overly optimistic following the difficult market conditions of the recent past, we are encouraged by what we believe to be the beginnings of a modest recovery."



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Nadata concluded, "Our entire industry continues to experience uncertain market and economic conditions. The combination of our strong financial condition, continued focus on `design in' component sales strategies along with our ongoing efforts to expand our global capabilities in the Asian marketplace, should leave us well positioned to profit from an eventual market recovery. We believe this market recovery has begun and should continue into calendar 2004."

A conference call to further discuss earnings will be held today at 4:15 pm ET. The call can be accessed by dialing (800) 915-4836, (international, dial 1-973-317-5319). A rebroadcast of the call will be available beginning at 7:00 pm ET at (800)-428-6051 confirmation code 322906 (international, dial 1-973-709-2089). A webcast of the call will also be available, online (both live and after the call), at www.nuhorizons.com.

Nu Horizons is a national distributor of high technology electronic components, which provide innovative, total semiconductor and passive component solutions through products and technologies that are faster, smaller and lower powered. Nu Horizons was established in 1982 and currently has 29 branch and subsidiary offices located in the U.S., Asia and Europe. For more information, visit Nu Horizons' home page at http://www.nuhorizons.com.

Except for historical information contained herein, the matters set forth in this news release are forward looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements. Potential risks and uncertainties include such factors as the level of business and consumer spending for electronic products, the amount of sales of the Company's products, the competitive environment within the electronic industry, the ability of the Company to continue to expand its operations, the level of costs incurred in connection with the Company's expansion efforts and the financial strength of the Company's customers and suppliers. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.


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


                 NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
                 ----------------------------------------------
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                 -----------------------------------------------
                                   (UNAUDITED)

                                              For the Nine Months Ended                    For the Three Months Ended
                                              -------------------------                    --------------------------
                                       November 30, 2003      November 30, 2002      November 30, 2003     November 30, 2002
                                       -----------------      -----------------      -----------------     -----------------

NET SALES                             $     243,840,055      $     231,152,869      $        91,071,802    $      75,830,874
                                      ------------------      ----------------      --------------------   -----------------

COSTS AND EXPENSES:
   Cost of sales                            199,653,799            188,788,612               75,312,065           62,492,563
   Operating expenses                        46,315,653             42,837,236               15,560,035           14,501,397
   Interest expense                             112,172                107,762                   25,361               38,269
   Interest income                             (343,218)                     -                 (232,238)                   -
                                      ------------------     -----------------      --------------------   -----------------
                                            245,738,406            231,733,610               90,665,223           77,032,229
                                      ------------------     -----------------      --------------------   -----------------

INCOME (LOSS) BEFORE PROVISION
   FOR INCOME TAXES AND MINORITY
   INTERESTS                                 (1,898,351)              (580,741)                 406,579           (1,201,355)

   Provision (credit) for income
   taxes                                       (880,674)               (25,806)                 136,931             (238,897)
                                      -------------------    ------------------     --------------------   ------------------

INCOME (LOSS) BEFORE MINORITY
   INTERESTS                                 (1,017,677)              (554,935)                 269,648             (962,458)

   Minority interest in earnings of
   subsidiaries                                 239,577                181,085                   72,682               35,592
                                      -------------------    ------------------     --------------------   ------------------

NET INCOME (LOSS)                     $      (1,257,254)     $        (736,020)     $           196,966    $        (998,050)
                                      ===================    ==================     ====================   ==================


NET INCOME (LOSS) PER COMMON SHARE:

    Basic                             $            (.08)     $            (.04)     $               .01    $            (.06)
                                      ===================    ==================     ====================   ==================
    Diluted                           $            (.08)     $            (.04)     $               .01    $            (.06)
                                      ===================    ==================     ====================   ==================

WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING:

    Basic                                    16,685,628             16,649,037               16,700,700           16,663,817
    Diluted                                  16,685,628             16,649,037               17,641,150           16,663,817

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                   NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
                   ----------------------------------------------
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                      -------------------------------------

                                                                              November 30,            February 28,
                                                                                  2003                   2003
                                                                           -------------------     ------------------
                                                                               (unaudited)
                          - ASSETS -


CURRENT ASSETS:
   Cash and cash equivalents                                               $      17,632,558       $      31,345,616
   Accounts receivable - net of allowance of doubtful
     accounts of $4,133,129 and $4,083,590 for
     November 30, 2003 and February 28, 2003, respectively                        55,543,178              39,092,343
   Inventories                                                                    66,968,859              66,073,022
   Prepaid expenses and other current assets                                       1,790,595               2,952,665
                                                                           --------------------    --------------------

TOTAL CURRENT ASSETS                                                             141,935,190             139,463,646

PROPERTY, PLANT AND EQUIPMENT - NET                                                4,522,688               5,150,499

OTHER ASSETS:
   Subordinated note receivable                                                    2,000,000               2,000,000
   Other assets                                                                    1,514,615               1,485,044
                                                                           --------------------    --------------------
                                                                           $     149,972,493       $     148,099,189
                                                                           ====================    ====================

            - LIABILITIES AND SHAREHOLDERS' EQUITY -


CURRENT LIABILITIES:
   Accounts payable                                                        $      21,547,667       $      16,732,172
   Accrued expenses                                                                3,569,370               5,939,395
                                                                           --------------------    --------------------

TOTAL CURRENT LIABILITIES                                                         25,117,037              22,671,567
                                                                           ====================    ====================


LONG-TERM LIABILITIES:
   Deferred income taxes                                                             276,646                 252,832
   Revolving credit line                                                                   -                       -
                                                                           --------------------    --------------------

                                                                                     276,646                 252,832
TOTAL LONG-TERM LIABILITIES
                                                                           --------------------    --------------------

MINORITY INTEREST IN SUBSIDIARIES                                                  1,422,026               1,182,449
                                                                           --------------------    --------------------


COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
   Preferred stock, $1 par value, 1,000,000 shares authorized;
     none issued or outstanding                                                            -                       -
   Common stock, $.0066 par value, 50,000,000 shares authorized;
     16,700,700 and 16,663,817 shares issued and outstanding for
     November 30, 2003 and February 28, 2003, respectively                           110,224                 109,981
   Additional paid-in capital                                                     43,065,963              42,925,545
   Retained earnings                                                              80,241,505              81,498,759
   Other accumulated comprehensive (loss)                                           (220,475)               (541,944)
                                                                            -------------------    --------------------
                                                                                 123,197,217             123,992,341
LESS: LOAN TO ESOP                                                              (     40,433)                      -
                                                                            -------------------    --------------------
TOTAL SHAREHOLDERS' EQUITY                                                       123,156,784             123,992,341
                                                                            -------------------    --------------------
                                                                              $  149,972,493           $ 148,099,189
                                                                            ===================    ====================
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